Exhibit 10.37
EDISON INTERNATIONAL
Section 409A and Other Conforming Amendments to Terms and Conditions
This Agreement (this “Amendment”) modifies certain terms and conditions of long-term incentive awards previously granted to employees of Edison International (“EIX”) or its participating affiliates (the “Companies”). The purpose of this Amendment is to establish documentary compliance with Section 409A of the Internal Revenue Code of 1986 and its accompanying regulations (“Section 409A”), and to permit ongoing operational compliance with Section 409A, for long-term incentive awards that were not earned and vested prior to January 1, 2005. This Amendment also makes certain conforming modifications related to the Section 409A amendments.
Notwithstanding anything else to the contrary in any current or former employee’s individual terms and conditions, the provisions of this Amendment shall apply effective as of December 31, 2008 and shall supersede and replace any conflicting or different terms currently contained in any current or former employee’s individual terms and conditions. Capitalized terms used in this Amendment without definition shall have the same meanings as in such employee’s applicable individual terms and conditions.
1.	Dividend Equivalents Granted Pursuant to 1999 Statement of Terms and Conditions
For any employee or former employee of the Companies holding Dividend Equivalents granted pursuant to the 1999 Statement of Terms and Conditions of Plan Awards for Executive Officers and Key Management Employees, the payment and expiration terms of the Dividend Equivalents are hereby amended as follows:
For any Dividend Equivalents that remain outstanding on December 31, 2008, beginning with the 2009 calendar year, all Dividend Equivalent amounts credited with respect to a related EIX Option will be paid on or within thirty (30) days after January 2, 2009; provided that if EIX has declared a dividend as of January 2, 2009 for which the ex-dividend date will not occur until after that January 2 and for which the Holder is entitled to Dividend Equivalent credits, the payment date shall be the earlier of (i) the ex dividend date for such declared dividend or (ii) December 31, 2009. Any Dividend Equivalents that remain outstanding on December 31, 2008 shall cease being eligible to accrue credits for Dividend Equivalents upon the earlier of (A) the exercise of the related EIX Option or (B) the expiration or termination of the related EIX Option, and such Dividend Equivalents shall terminate at the time all accrued and credited Dividend Equivalents are paid.
2.	Dividend Equivalents Granted Pursuant to 2004 Long-Term Incentives Terms and Conditions
For any employee or former employee of the Companies holding Dividend Equivalents granted pursuant to the 2004 Long-Term Incentives Terms and Conditions, the payment and expiration terms of the Dividend Equivalents are hereby amended as follows:

Through January 2, 2009, any Dividend Equivalents that remain outstanding on December 31, 2008 shall continue to accrue and be credited with the amount of dividends that would have been paid on the number of shares of EIX Common Stock subject to the portion of the Holder’s corresponding EIX Option that is outstanding on December 31, 2008. Dividend Equivalents shall continue to accrue and be credited with such dividends whether or not the Holder’s corresponding EIX Options are exercised or terminate at any time after December 31, 2008. All credited and accrued Dividend Equivalent amounts will be paid on or within thirty (30) days after January 2, 2009; provided that if EIX has declared a dividend as of January 2, 2009 for which the ex-dividend date will not occur until after that January 2 and for which the Holder is entitled to Dividend Equivalent credits, the payment date shall be the earlier of (i) the ex dividend date for such declared dividend or (ii) December 31, 2009. The foregoing payment schedule shall apply regardless of whether or not the Holder’s employment terminates for any reason, or if there is a Change in Control of EIX. Dividend Equivalents shall terminate on the payment date.
3.	Dividend Equivalents Granted Pursuant to 2005 Long-Term Incentives Terms and Conditions
For any employee or former employee of the Companies holding Dividend Equivalents granted pursuant to the 2005 Long-Term Incentives Terms and Conditions, the payment terms of the Dividend Equivalents are hereby amended as follows:
Except as provided below, through January 2, 2010, any Dividend Equivalents that remain outstanding on December 31, 2008 shall continue to accrue and be credited with the amount of dividends that would have been paid on the number of shares of EIX Common Stock subject to the portion of the Holder’s corresponding EIX Option that is outstanding on December 31, 2008. Dividend Equivalents shall continue to accrue and be credited with such dividends whether or not the Holder’s corresponding EIX Options are exercised or terminate at any time after December 31, 2008. However, Dividend Equivalents shall cease accruing and being credited with Dividend Equivalent amounts prior to January 2, 2010 in the following circumstance:
•	Change in Control of EIX. If there is a Change in Control of EIX and EIX Common Stock does not remain outstanding after the Change in Control, Dividend Equivalent credits will cease and all credited and accrued Dividend Equivalent amounts will be paid pursuant to the payment schedule specified below. (For the avoidance of doubt, if there is a Change in Control of EIX and EIX Common Stock remains outstanding after the Change in Control, Dividend Equivalent credits will be eligible to continue through January 2, 2010.)
All credited and accrued Dividend Equivalent amounts as of any payment date will be paid on or within thirty (30) days after January 2 of each calendar year; provided that if EIX has declared a dividend as of any particular January 2 for which the ex-dividend date will not occur until after that January 2 and for which the Holder is entitled to Dividend Equivalent credits, the payment date for that particular calendar year shall be the earlier of (i) the ex dividend date for such declared dividend or (ii) December 31 of that year. The foregoing payment schedule shall apply regardless of whether or not the Holder’s employment terminates for any reason, or if there is a

Change in Control of EIX. Dividend Equivalents shall terminate at the time all accrued and credited Dividend Equivalents are paid.
4.	Dividend Equivalents Granted Pursuant to 2006 Long-Term Incentives Terms and Conditions
For any employee or former employee of the Companies holding Dividend Equivalents granted pursuant to the 2006 Long-Term Incentives Terms and Conditions, the payment and vesting terms of the Dividend Equivalents are hereby amended as follows:
Except as provided below, through December 31, 2010, any Dividend Equivalents that remain outstanding on December 31, 2008 shall continue to accrue and be credited with the amount of dividends that would have been paid on the number of shares of EIX Common Stock subject to the portion of the Holder’s corresponding EIX Option that is outstanding on December 31, 2008. Dividend Equivalents shall continue to accrue and be credited with such dividends whether or not the Holder’s corresponding EIX Options are exercised or terminate at any time after December 31, 2008. However, Dividend Equivalents shall cease accruing and being credited with Dividend Equivalent amounts prior to December 31, 2010 in the following circumstance:
•	Change in Control of EIX. Although all outstanding and unvested Dividend Equivalents will vest upon a Change in Control of EIX, if there is a Change in Control and EIX Common Stock does not remain outstanding after the Change in Control, Dividend Equivalent credits will cease and all credited and accrued Dividend Equivalent amounts will be paid pursuant to the payment schedule specified below. (For the avoidance of doubt, if there is a Change in Control of EIX and EIX Common Stock remains outstanding after the Change in Control, Dividend Equivalent credits will be eligible to continue through December 31, 2010.)
Credited and accrued Dividend Equivalent amounts as of any Payment Date (as defined below) will be paid on or within thirty (30) days after the Payment Date that occurs on or next following the later of (i) the date such Dividend Equivalent amounts are credited or (ii) the date the Dividend Equivalents vest; provided that for these purposes, any Dividend Equivalents that are unvested on the date hereof and ordinarily scheduled to vest on January 2, 2010 but instead vest on or prior to the Payment Date for calendar 2009 as a result of the Holder’s Retirement, death, permanent and total disability, involuntary termination by his or her employer not for cause or as a result of a Change in Control of EIX shall be deemed to vest after the Payment Date for calendar 2009 (and thus will be payable in calendar 2010). A “Payment Date” shall occur on January 2 of each calendar year; provided that if EIX has declared a dividend as of any particular January 2 for which the ex-dividend date will not occur until after that January 2 and for which the Holder is entitled to Dividend Equivalent credits, the payment date for that particular calendar year shall be the earlier of (i) the ex dividend date for such declared dividend or (ii) December 31 of that year. Dividend Equivalents shall terminate at the time all accrued and credited Dividend Equivalents are paid.

5.	Restricted Stock Units Granted Pursuant to 2007 Long-Term Incentives Terms and Conditions
For any employee or former employee of the Companies holding Restricted Stock Units granted pursuant to the 2007 Long-Term Incentives Terms and Conditions, the payment and vesting terms of the Restricted Stock Units are hereby amended as follows:
Restricted Stock Units that vest based on the passage of time or as a result of the Holder’s Retirement will continue to become payable as soon as administratively practical following January 2, 2010 (and in all events within 90 days after such date). However, if the Restricted Stock Units vest as a result of the Holder’s death, disability, involuntary termination not for cause or as a result of a Change in Control of EIX, the following vesting and payment rules will apply:
•	Death or Disability. If prior to the Holder’s termination of employment with a Company, the Holder dies or incurs a “disability” (as such term is defined for purposes of Section 409A), all unvested Restricted Stock Units will immediately vest and become payable as soon as administratively practical (and in all events within 90 days) after the date of the Holder’s death or disability, as applicable. In addition, if the Holder dies following a termination of employment with a Company, any Restricted Stock Units that are then vested but unpaid will become payable as soon as administratively practical (and in all events within 30 days) after the date of the Holder’s death.

•	Involuntary Termination Not for Cause. Upon involuntary termination of the Holder’s employment by his or her employer not for cause (and other than due to the Holder’s death or disability), the Restricted Stock Units shall continue to vest in the manner provided for in the Holder’s terms and conditions (and any Restricted Stock Units that are unvested after giving effect to such termination will continue to terminate for no value as of the date of the Holder’s termination of employment as provided for in the terms and conditions). Vested Restricted Stock Units will be paid as soon as administratively practical (and in all events within 90 days) following the date of the Holder’s Separation from Service if the Separation from Service occurs prior to any other applicable payment event otherwise provided for in the terms and conditions as amended by this Amendment. For purposes of the terms and conditions, a “Separation from Service” means the Holder’s “separation from service” with the Company as that term is used for purposes of Section 409A. Notwithstanding the foregoing provisions, if at the time of the Holder’s involuntary termination, the Holder is eligible for Retirement, the Retirement vesting and payment provisions in Section 8.2 of the terms and conditions will apply to that Holder instead of the vesting and payment provisions for an involuntary termination of the Holder’s employment by his or her employer not for cause.

•	Change in Control of EIX. Upon (or, as may be necessary to effect the acceleration, immediately prior to) a Change in Control of EIX, all outstanding and unvested Restricted Stock Units will become fully vested. If such Change in Control of EIX constitutes a “change in the ownership” of EIX, a “change in the effective control” of EIX, or a “change in the ownership of a substantial portion of the assets” of EIX, within the meaning of the Treasury Regulations promulgated under Section 409A, all then-outstanding Restricted Stock Units will be paid on or as soon as administratively practical (and in all events within 90 days) following the date of such event; otherwise, such Restricted Stock Units shall be paid at the first applicable time otherwise provided in the terms and conditions as amended by this Amendment.
In the event that any payment to a “specified employee” (as defined in Section 409A) in respect of Restricted Stock Units is required to be delayed in connection with the employee’s Separation from Service in order to comply with Section 409A, payment shall not be made until the earlier of (a) the date which is six (6) months after the employee’s Separation from Service for any reason other than the employee’s death or (b) the date of the employee’s death. Any amounts otherwise payable following the employee’s Separation from Service that are subject to the foregoing delay shall be paid as soon as practicable (and in all events within 90 days) after the date that is six (6) months after the employee’s Separation from Service (or if earlier, the date of the employee’s death).
6.	Restricted Stock Units Granted Pursuant to 2008 Long-Term Incentives Terms and Conditions
For any employee or former employee of the Companies holding Restricted Stock Units granted pursuant to the 2008 Long-Term Incentives Terms and Conditions, the payment terms of the Restricted Stock Units are hereby amended as follows:
Restricted Stock Units that vest based on the passage of time or as a result of the Holder’s Retirement will become payable as soon as administratively practical following January 2, 2011 (and in all events within 90 days after such date). Any Restricted Stock Units that vest as a result of the Holder’s death, disability (as such term is defined for purposes of Section 409A), involuntary termination not for cause or as a result of a Change in Control of EIX shall generally be paid as soon as practicable (and in all events within 90 days) following the applicable vesting date; provided that (i) Restricted Stock Units that vest as a result of an involuntary termination not for cause will be paid as soon as administratively practical (and in all events within 90 days) following the date of the Holder’s Separation from Service if the Separation from Service occurs prior to any other applicable payment event otherwise provided for in the terms and conditions as amended by this Amendment and (ii) any Restricted Stock Units that vest as a result of a Change in Control of EIX will only become payable following a Change in Control of EIX if such Change in Control of EIX constitutes a “change in the ownership” of EIX, a “change in the effective control” of EIX, or a “change in the ownership of a substantial portion of the assets” of EIX within the meaning of the Treasury Regulations promulgated under Section 409A, otherwise, such Restricted Stock Units shall be paid at the first applicable time otherwise provided in the terms and conditions as amended by this Amendment.
Any amounts otherwise payable following a Holder’s Separation from Service that are subject to delay pursuant to Section 15.7 of the 2008 Long-Term Incentives Terms and Conditions shall be paid as soon as practicable (and in all events within 90 days) after the date that is six (6) months after the Holder’s Separation from Service (or if earlier, the date of the Holder’s death).

7.	Options Granted to Certain Employees Pursuant to Special 2000 and 2001 Terms and Conditions
The (i) Terms and Conditions for Special Grant of Stock Options on May 18, 2000, (ii) Terms and Conditions for Special 2000 Grants After May 18, 2000 and (iii) Terms and Conditions for 2001 Long-Term Incentive Special Grants each restrict the ability of Holders who are or were “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 to exercise their EIX Options prior to termination of employment, unless the EIX Options are exercised on a deferred basis under EIX’s Option Gain Deferral Plan. Because of the enactment of Section 409A, Holders of EIX Options have not been permitted to exercise their Options on a deferred basis under EIX’s Option Gain Deferral Plan, and the plan is no longer in effect. As a result, the terms and conditions referred to in this paragraph are each hereby amended to confirm that EIX Options held by Holders who are or were “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 may be exercised in the same manner as EIX Options held by other Holders.
EDISON INTERNATIONAL
/s/ Diane L. Featherstone
By: Diane L. Featherstone
Title: Senior Vice President, Human Resources

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